SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1481791

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
100 Clark Street, St. Charles, Missouri 63301

(Address of principal executive offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(1), check the following box. ☑
Securities Act registration statement file number to which this form relates (if applicable).
Registration No. 333-130284

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None
Securities to be registered pursuant to Section 12 (g) of the Act:
Common Stock, $0.01 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     Information with respect to the common stock, par value $0.01 per share, of the Registrant is incorporated by reference to the section captioned “Description of Capital Stock” in the Prospectus, which constitutes part of the Registrant’s Registration Statement on Form S-1 (No. 333-130284), as initially filed with the Securities and Exchange Commission on December 13, 2005, as amended and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such prospectus, in the form in which it is so filed and in the form in which it will be filed pursuant to Rule 424(b), shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
The following exhibits are filed as a part of this Registration Statement.

2.1*	Form of Agreement and Plan of Merger between American Railcar Industries, Inc. (Missouri) and American Railcar Industries, Inc. (Delaware).

3.1*	Certificate of Incorporation of American Railcar Industries, Inc. (Delaware).

3.2*	Bylaws of American Railcar Industries, Inc. (Delaware).

3.3*	Form of Certificate of Ownership and Merger of American Railcar Industries, Inc. (Missouri) and American Railcar Industries, Inc. (Delaware).

4.1*	Specimen Certificate of Common Stock of American Railcar Industries, Inc. (Delaware).

4.2*	Form of Registration Rights Agreement.

*	Filed as equivalent exhibit number to American Railcar Industries, Inc. Registration Statement on Form S-1 (333-130284), as amended, and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN RAILCAR INDUSTRIES, INC.

(Registrant)

Date January 13, 2006	By	/s/ William P. Benac

(Signature)

William P. Benac, Senior Vice President and Chief Financial Officer

Exhibit Index

2.1*	Form of Agreement and Plan of Merger between American Railcar Industries, Inc. (Missouri) and American Railcar Industries, Inc. (Delaware).

3.1*	Certificate of Incorporation of American Railcar Industries, Inc. (Delaware).

3.2*	Bylaws of American Railcar Industries, Inc. (Delaware).

3.3*	Form of Certificate of Ownership and Merger of American Railcar Industries, Inc. (Missouri) and American Railcar Industries, Inc. (Delaware).

4.1*	Specimen Certificate of Common Stock of American Railcar Industries, Inc. (Delaware).

4.2*	Form of Registration Rights Agreement.

*	Filed as equivalent exhibit number to American Railcar Industries, Inc. Registration Statement on Form S-1 (333-130284), as amended, and incorporated herein by reference.